EXHIBIT 4.1




                                FACE OF SECURITY
                             Fixed Rate Senior Note


REGISTERED                                                    REGISTERED
No. FXR - 12                                                  $12,000,000
                                                              CUSIP: 00079FAM4




         Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                               ABN AMRO BANK N.V.

                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES A

                                  (Fixed Rate)

           10.00% Reverse Exchangeable Securities due February 5, 2003 linked to common stock of Wal-Mart Stores, Inc.




====================================================================================================================
ORIGINAL ISSUE DATE:         INITIAL REDEMPTION DATE: N/A    INTEREST RATE:               MATURITY DATE:
    February 5, 2002                                          10.00% per annum            February 5, 2003
--------------------------------------------------------------------------------------------------------------------

INTEREST ACCRUAL DATE:       INITIAL REDEMPTION            INTEREST PAYMENT DATES:       OPTIONAL REPAYMENT DATE: N/A
    February 5, 2002             PERCENTAGE: N/A              August 5, 2002, and
                                                              February 5, 2003
--------------------------------------------------------------------------------------------------------------------

SPECIFIED CURRENCY: U.S.     ANNUAL REDEMPTION             INTEREST PAYMENT PERIOD:       APPLICABILITY OF MODIFIED
Dollars                       PERCENTAGE REDUCTION: N/A             Semi-annually         PAYMENT  UPON ACCELERATION:


                                                                                          N/A (But see "Alternate
                                                                                          Exchange Calculation in
                                                                                          case of an Event of
                                                                                          Default")
--------------------------------------------------------------------------------------------------------------------

IF SPECIFIED CURRENCY        REDEMPTION NOTICE            APPLICABILITY OF ANNUAL         If yes, state Issue
    OTHER THAN U.S.              PERIOD: N/A                  INTEREST PAYMENTS:          Price: N/A
    DOLLARS, OPTION TO                                        N/A
    ELECT PAYMENT IN
    U.S. DOLLARS: N/A
--------------------------------------------------------------------------------------------------------------------

EXCHANGE RATE AGENT:                                                                     ORIGINAL YIELD TO
    N/A                                                                                  MATURITY: N/A
--------------------------------------------------------------------------------------------------------------------

OTHER PROVISIONS:
    (see below)
====================================================================================================================

Initial Price.......................      $59.98 per Underlying Share divided by
                                          the Exchange Factor.

Underlying Shares ..................      Common stock of the Underlying
                                          Company, par value $0.10 per share.

Underlying Company .................      Wal-Mart Stores, Inc.

Minimum Denominations...............      $1,000 and integral multiples thereof.

Payment at Maturity:................      At maturity, the Issuer shall pay or
                                          deliver for each $1,000 principal
                                          amount of Notes, either (i) a cash
                                          payment equal to $1,000, if the
                                          Determination Price on the
                                          Determination Date of the Underlying
                                          Shares is at or above the Initial
                                          Price, or (ii) the number of
                                          Underlying Shares equal to the Stock
                                          Redemption Amount, if the
                                          Determination Price on the
                                          Determination Date of the Underlying
                                          Shares is lower than the Initial
                                          Price. The Issuer shall pay cash in
                                          lieu of delivering fractional
                                          Underlying Shares in an amount equal
                                          to the corresponding fractional
                                          Closing Price of the Underlying Shares
                                          as determined by the Calculation Agent
                                          on the Determination Date.

                                          If the Issuer is required to deliver
                                          Underlying Shares pursuant to the
                                          terms of the Notes, it shall, or cause
                                          the Calculation Agent to, provide
                                          written notice to the Trustee at its
                                          New York office, on which notice the
                                          Trustee may conclusively rely, of the
                                          Stock Redemption Amount, on or prior
                                          to the Issuer Notice Date. The Issuer
                                          shall, or shall cause the Calculation
                                          Agent to, deliver such Underlying
                                          Shares (and/or Exchange Property, if
                                          applicable) to the Trustee for
                                          delivery to the Holders.

Stock Redemption Amount:............      The Calculation Agent shall determine
                                          the Stock Redemption Amount for each
                                          $1,000 principal amount of Notes on
                                          the Determination Date by dividing
                                          $1,000 by the Initial Price.

                                          The number of Underlying Shares to be
                                          delivered at maturity shall be subject
                                          to any applicable adjustments (i) to
                                          the Exchange Factor and (ii) in the
                                          Exchange Property, as
                                          defined in paragraph 5 under
                                          "Adjustment Events" below, to be
                                          delivered instead of, or in addition
                                          to, such Underlying Shares in each
                                          case as a result of any corporate
                                          event described under "Adjustment
                                          Events" below.

Determination Date:.................      The third Business Day prior to the
                                          Maturity Date, or if such day is not a
                                          Trading Day, the immediately
                                          succeeding Trading Day; provided that
                                          the Determination Date shall be no
                                          later than the second scheduled
                                          Trading Day preceding the Maturity
                                          Date, notwithstanding the occurrence
                                          of a Market Disruption Event on such
                                          second scheduled Trading Day.

Determination Price:................      The Closing Price per Underlying Share
                                          on the Determination Date, as
                                          determined by the Calculation Agent.

Closing Price.......................      If the Underlying Shares (or any other
                                          security for which a Closing Price
                                          must be determined) are listed on a
                                          U.S. securities exchange registered
                                          under the Exchange Act is a security
                                          of The Nasdaq National Market or is
                                          included in the OTC Bulletin Board
                                          Service (the "OTC Bulletin Board"),
                                          operated by the National Association
                                          of Securities Dealers, Inc., the
                                          Closing Price for one Underlying Share
                                          (or one unit of any such other
                                          security) on any Trading Day means (i)
                                          the last reported sale price, regular
                                          way, in the principal trading session
                                          on such day on the principal
                                          securities exchange on which the
                                          Underlying Shares (or any such other
                                          security) are listed or admitted to
                                          trading or (ii) if not listed or
                                          admitted to trading on any such
                                          securities exchange or if such last
                                          reported sale price is not obtainable
                                          (even if the Underlying Shares (or
                                          other such security) are listed or
                                          admitted to trading on such securities
                                          exchange), the last reported sale
                                          price in the principal trading session
                                          on the over-the-counter market as
                                          reported on The Nasdaq National Market
                                          or OTC Bulletin Board on such day. If
                                          the last reported sale price is not
                                          available pursuant to clause (i) or
                                          (ii) of the preceding
                                          sentence, the Closing Price for any
                                          Trading Day shall be the mean, as
                                          determined by the Calculation Agent,
                                          of the bid prices for the Underlying
                                          Shares (or any such other security)
                                          obtained from as many dealers in such
                                          security (which may include AAI or any
                                          of the Issuer's other subsidiaries or
                                          affiliates), but not exceeding three,
                                          as will make such bid prices available
                                          to the Calculation Agent. A "security
                                          of The Nasdaq National Market" shall
                                          include a security included in any
                                          successor to such system and the term
                                          "OTC Bulletin Board Service" shall
                                          include any successor service thereto.

Issuer Notice Date..................      The Business Day immediately
                                          succeeding the Determination Date;
                                          provided that the Issuer Notice Date
                                          shall be no later than the second
                                          scheduled Trading Day preceding the
                                          Maturity Date, notwithstanding the
                                          occurrence of a Market Disruption
                                          Event on such scheduled Trading Day.

Trading Day:........................      A day, as determined by the
                                          Calculation Agent, on which trading is
                                          generally conducted on the New York
                                          Stock Exchange, the American Stock
                                          Exchange Inc., the Nasdaq National
                                          Market, the Chicago Mercantile
                                          Exchange, and the Chicago Board of
                                          Options Exchange and in the
                                          over-the-counter market for equity
                                          securities in the United States and on
                                          which a Market Disruption Event has
                                          not occurred.

Market Disruption Event:............      Means, with respect to the Underlying
                                          Shares:

                                             (i) a suspension, absence or
                                             material limitation of trading of
                                             the Underlying Shares on the
                                             primary market for the Underlying
                                             Shares for more than two hours of
                                             trading or during the one-half hour
                                             period preceding the close of
                                             trading in such market; or a
                                             breakdown or failure in the price
                                             and trade reporting systems of the
                                             primary market for the Underlying
                                             Shares that is, in the sole
                                             discretion of the Calculation
                                             Agent, material;

                                             or the suspension, absence or
                                             material limitation on the primary
                                             market for trading in futures or
                                             options contracts related to the
                                             Underlying Shares, if available,
                                             during the one-half hour period
                                             preceding the close of trading in
                                             the applicable market, in each case
                                             as determined by the Calculation
                                             Agent in its sole discretion; and

                                             (ii) a determination by the
                                             Calculation Agent in its sole
                                             discretion that the event described
                                             in clause (i) above materially
                                             interfered with the Issuer's
                                             ability or the ability of any of
                                             the Issuer's affiliates to unwind
                                             or adjust all or a material portion
                                             of the hedge with respect to the
                                             Notes.

                                          For purposes of determining whether a
                                          Market Disruption Event has occurred:
                                          (1) a limitation on the hours or
                                          number of days of trading will not
                                          constitute a Market Disruption Event
                                          if it results from an announced change
                                          in the regular business hours of the
                                          relevant exchange; (2) a decision to
                                          permanently discontinue trading in the
                                          relevant futures or options contract
                                          will not constitute a Market
                                          Disruption Event; (3) limitations
                                          pursuant to New York Stock Exchange
                                          Inc. Rule 80A (or any applicable rule
                                          or regulation enacted or promulgated
                                          by the New York Stock Exchange Inc.,
                                          any other self-regulatory organization
                                          or the Commission of similar scope as
                                          determined by the Calculation Agent)
                                          on trading during significant market
                                          fluctuations shall constitute a
                                          suspension, absence or material
                                          limitation of trading; (4) a
                                          suspension of trading in futures or
                                          options contracts on the Underlying
                                          Shares by the primary securities
                                          market trading in such futures or
                                          options, if available, by reason of
                                          (x) a price change exceeding limits
                                          set by such securities exchange or
                                          market, (y) an imbalance of orders
                                          relating to such contracts or (z) a
                                          disparity in bid and ask quotes
                                          relating to such contracts will
                                          constitute a suspension, absence or
                                          material limitation of trading in
                                          futures or options contracts related
                                          to the Underlying Shares; and (5) a
                                          suspension, absence or material
                                          limitation of trading on the primary
                                          securities market on which futures or
                                          options contracts related to the
                                          Underlying Shares are traded will not
                                          include any time when such securities
                                          market is itself closed for trading
                                          under ordinary circumstances.

                                          The Calculation Agent shall as soon as
                                          reasonably practicable under the
                                          circumstances notify the Issuer, the
                                          Trustee, the Depository Trust Company
                                          and the Agents of the existence or
                                          occurrence of a Market Disruption
                                          Event on any day that but for the
                                          occurrence or existence of a Market
                                          Disruption Event would have been the
                                          Determination Date.

Exchange Factor.....................      The Exchange Factor shall initially be
                                          1.0, but shall be subject to
                                          adjustment by the Calculation Agent
                                          upon the occurrence of certain
                                          corporate events affecting the
                                          Underlying Shares though and including
                                          the Determination Date. See
                                          "Adjustment Events" below.

Adjustment Events:..................      The Exchange Factor or the amount paid
                                          at maturity (in the case of paragraph
                                          5 below) shall be adjusted as follows:

                                          1.If the Underlying Shares are subject
                                          to a stock split or reverse stock
                                          split, then once such split has become
                                          effective, the Exchange Factor shall
                                          be adjusted to equal the product of
                                          the prior Exchange Factor and the
                                          number of shares issued in such stock
                                          split or reverse stock split with
                                          respect to one Underlying Share.

                                          2. If the Underlying Shares are
                                          subject (i) to a stock dividend
                                          (issuance of additional Underlying
                                          Shares) that is given ratably to all
                                          holders of Underlying Shares or (ii)
                                          to a distribution of the Underlying
                                          Shares as a result of the triggering
                                          of any provision of the corporate
                                          charter of the Underlying Company, in
                                          each case other than a stock split
                                          described in paragraph 1, then once
                                          the dividend has become
                                          effective and the Underlying Shares
                                          are trading ex-dividend, the Exchange
                                          Factor shall be adjusted so that the
                                          new Exchange Factor shall equal the
                                          prior Exchange Factor plus the product
                                          of (i) the number of shares issued
                                          with respect to one Underlying Share
                                          and (ii) the prior Exchange Factor.

                                          3. There shall be no adjustments to
                                          the Exchange Factor to reflect cash
                                          dividends or other distributions paid
                                          with respect to the Underlying Shares
                                          other than Extraordinary Dividends as
                                          described below (except that
                                          distributions described in paragraph 2
                                          above shall not be subject to this
                                          paragraph). A cash dividend or other
                                          distribution with respect to the
                                          Underlying Shares shall be deemed to
                                          be an "Extraordinary Dividend" if such
                                          dividend or other distribution exceeds
                                          the immediately preceding
                                          non-Extraordinary Dividend for the
                                          Underlying Shares by an amount equal
                                          to at least 10% of the closing price
                                          of the Underlying Shares (as adjusted
                                          for any subsequent corporate event
                                          requiring an adjustment hereunder,
                                          such as a stock split or reverse stock
                                          split) on the Trading Day preceding
                                          the ex-dividend date for the payment
                                          of such Extraordinary Dividend (the
                                          "ex-dividend date"). If an
                                          Extraordinary Dividend occurs with
                                          respect to the Underlying Shares, the
                                          Exchange Factor with respect to the
                                          Underlying Shares will be adjusted on
                                          the ex-dividend date with respect to
                                          such Extraordinary Dividend so that
                                          the new Exchange Factor will equal the
                                          product of (i) the then current
                                          Exchange Factor and (ii) a fraction,
                                          the numerator of which is the Closing
                                          Price on the Trading Day preceding the
                                          ex-dividend date, and the denominator
                                          of which is the amount by which the
                                          Closing Price on the Trading Day
                                          preceding the ex-dividend date exceeds
                                          the Extraordinary Dividend Amount. The
                                          "Extraordinary Dividend Amount" with
                                          respect to an Extraordinary Dividend
                                          for the Underlying Shares shall equal
                                          (i) in the case of cash
                                          dividends or other distributions that
                                          constitute regular dividends, the
                                          amount per share of such Extraordinary
                                          Dividend minus the amount per share of
                                          the immediately preceding
                                          non-Extraordinary Dividend for the
                                          Underlying Shares or (ii) in the case
                                          of cash dividends or other
                                          distributions that do not constitute
                                          regular dividends, the amount per
                                          share of such Extraordinary Dividend.
                                          To the extent an Extraordinary
                                          Dividend is not paid in cash, the
                                          value of the non-cash component will
                                          be determined by the Calculation
                                          Agent, whose determination shall be
                                          conclusive. A distribution on the
                                          Underlying Shares described in clause
                                          (i), clause (iv) or clause (v) of
                                          paragraph 5 below that also
                                          constitutes an Extraordinary Dividend
                                          shall not cause an adjustment to the
                                          Exchange Factor pursuant to this
                                          paragraph 3.

                                          4. If the Underlying Company issues
                                          rights or warrants to all holders of
                                          the Underlying Shares to subscribe for
                                          or purchase Underlying Shares at an
                                          exercise price per share less than the
                                          Closing Price of the Underlying Shares
                                          on both (i) the date the exercise
                                          price of such rights or warrants is
                                          determined and (ii) the expiration
                                          date of such rights or warrants, and
                                          if the expiration date of such rights
                                          or warrants precedes the maturity of
                                          this Note, then the Exchange Factor
                                          shall be adjusted to equal the product
                                          of the prior Exchange Factor and a
                                          fraction, the numerator of which shall
                                          be the number of Underlying Shares
                                          outstanding immediately prior to the
                                          issuance of such rights or warrants
                                          plus the number of additional
                                          Underlying Shares offered for
                                          subscription or purchase pursuant to
                                          such rights or warrants and the
                                          denominator of which shall be the
                                          number of Underlying Shares
                                          outstanding immediately prior to the
                                          issuance of such rights or warrants
                                          plus the number of additional
                                          Underlying Shares which the aggregate
                                          offering price of the total number of
                                          shares of the Underlying Shares
                                          so offered for subscription or
                                          purchase pursuant to such rights or
                                          warrants would purchase at the Closing
                                          Price on the expiration date of such
                                          rights or warrants, which shall be
                                          determined by multiplying such total
                                          number of shares offered by the
                                          exercise price of such rights or
                                          warrants and dividing the product so
                                          obtained by such Closing Price.

                                          5. If a Reorganization Event (as
                                          defined below) occurs, each holder of
                                          Securities will receive at maturity,
                                          in respect of each $1,000 principal
                                          amount of each Security, the lesser
                                          of: (i) $1,000 in cash or (ii)
                                          Exchange Property (as defined below)
                                          in an amount with a value equal to the
                                          product of the stock redemption amount
                                          times the Transaction Value (as
                                          defined below). In the case of a
                                          Reorganization Event that is the
                                          result of any issuance of tracking
                                          stock by the Underlying Company or a
                                          Spin-off Event (as defined below), we
                                          may, in lieu of clause (ii) above,
                                          elect to deliver Exchange Property
                                          consisting solely of the reclassified
                                          Underlying Shares (in the case of an
                                          issuance of tracking stock) or the
                                          Underlying Shares with respect to
                                          which the spun-off security was issued
                                          (in the case of a Spin-off Event) and
                                          pay the cash value of such tracking
                                          stock or spun-off security as of the
                                          determination date. If we elect to
                                          deliver cash pursuant to the
                                          immediately preceding sentence, we
                                          will provide notice to holders of
                                          Securities as soon as practicable
                                          after the date of such Reorganization
                                          Event.

                                           "Reorganization Event" means (i)
                                             there has occurred any
                                             reclassification or change with
                                             respect to the Underlying Shares,
                                             including, without limitation, as a
                                             result of the issuance of any
                                             tracking stock by the Underlying
                                             Company; (ii) the Underlying
                                             Company or any surviving entity or
                                             subsequent surviving entity of the
                                             Underlying Company (an "Underlying
                                             Company Successor") has been
                                             subject to
                                             a merger, combination or
                                             consolidation and is not the
                                             surviving entity; (iii) any
                                             statutory exchange of securities of
                                             the Underlying Company or any
                                             Underlying Company Successor with
                                             another corporation occurs (other
                                             than pursuant to clause (ii)
                                             above); (iv) the Underlying Company
                                             is liquidated; (v) the Underlying
                                             Company issues to all of its
                                             shareholders equity securities of
                                             an issuer other than the Underlying
                                             Company (other than in a
                                             transaction described in clauses
                                             (ii), (iii) or (iv) above) (a
                                             "Spin-off Event"); or (vi) a tender
                                             or exchange offer or going-private
                                             transaction is consummated for all
                                             the outstanding Underlying Shares.

                                           "Exchange Property" means securities,
                                             cash or any other assets
                                             distributed to holders of the
                                             Underlying Shares in any
                                             Reorganization Event, including, in
                                             the case of the issuance of
                                             tracking stock, the reclassified
                                             Underlying Shares and, in the case
                                             of a Spin-off Event, the Underlying
                                             Shares with respect to which the
                                             spun-off security was issued.

                                           "Transaction Value", at any date,
                                             means (i) for any cash received in
                                             any such Reorganization Event, the
                                             amount of cash received per
                                             Underlying Share; (ii) for any
                                             property other than cash or
                                             securities received in any such
                                             Reorganization Event, the market
                                             value, as determined by the
                                             calculation agent, as of the date
                                             of receipt, of such Exchange
                                             Property received for each
                                             Underlying Share; and (iii) for any
                                             security received in any such
                                             Reorganization Event (including in
                                             the case of the issuance of
                                             tracking stock, the reclassified
                                             Underlying Shares and, in the case
                                             of a Spin-off Event, the Underlying
                                             Shares with respect to which the
                                             spun-off security was issued), an
                                             amount equal to the closing price,
                                             as of the determination date, per
                                             share of such security multiplied
                                             by the quantity of such security
                                             received for each Underlying Share.

                                             If Exchange Property consists of
                                             more than one type of property,
                                             holders of Securities will receive
                                             at maturity a pro rata share of
                                             each such type of Exchange Property
                                             in proportion to the quantity of
                                             such Exchange Property received in
                                             respect of each Underlying Share.
                                             If Exchange Property includes a
                                             cash component, holders will not
                                             receive any interest accrued on
                                             such cash component. In the event
                                             Exchange Property consists of
                                             securities, those securities will,
                                             in turn, be subject to the
                                             antidilution adjustments set forth
                                             in paragraphs 1 through 5.

                                             For purposes of this paragraph 5,
                                             in the case of a consummated tender
                                             or exchange offer or going-private
                                             transaction involving Exchange
                                             Property of a particular type,
                                             Exchange Property shall be deemed
                                             to include the amount of cash or
                                             other property paid by the offeror
                                             in the tender or exchange offer
                                             with respect to such Exchange
                                             Property (in an amount determined
                                             on the basis of the rate of
                                             exchange in such tender or exchange
                                             offer or going-private
                                             transaction). In the event of a
                                             tender or exchange offer or a
                                             going-private transaction with
                                             respect to Exchange Property in
                                             which an offeree may elect to
                                             receive cash or other property,
                                             Exchange Property shall be deemed
                                             to include the kind and amount of
                                             cash and other property received by
                                             offerees who elect to receive cash.

                                          No adjustments to the Exchange Factor
                                          shall be required unless such
                                          adjustment would require a
                                          change of at least 0.1% in the
                                          Exchange Factor then in effect. The
                                          Exchange Factor resulting from any of
                                          the adjustments specified above shall
                                          be rounded to the nearest one
                                          hundred-thousandth with five
                                          one-millionths being rounded upward.

                                          No adjustments to the Exchange Factor
                                          or method of calculating the Exchange
                                          Factor shall be required other than
                                          those specified above. However, the
                                          Issuer may, at its sole discretion,
                                          cause the Calculation Agent to make
                                          additional changes to the Exchange
                                          Factor upon the occurrence of
                                          corporate or other similar events that
                                          affect or could potentially affect
                                          market prices of, or shareholders'
                                          rights in, the Underlying Shares (or
                                          other Exchange Property) but only to
                                          reflect such changes, and not with the
                                          aim of changing relative investment
                                          risk. The adjustments specified above
                                          do not cover all events that could
                                          affect the market price or the Closing
                                          Price of the Underlying Shares,
                                          including, without limitation, a
                                          partial tender or partial exchange
                                          offer for the Underlying Shares.

                                          The Calculation Agent shall be solely
                                          responsible for the determination and
                                          calculation of any adjustments to the
                                          Exchange Factor or method of
                                          calculating the Exchange Factor and of
                                          any related determinations and
                                          calculations with respect to any
                                          distributions of stock, other
                                          securities or other property or assets
                                          (including cash) in connection with
                                          any Reorganization Event described in
                                          paragraph 5 above, and its
                                          determinations and calculations with
                                          respect thereto shall be conclusive.

                                          The Calculation Agent will provide
                                          information as to any adjustments to
                                          the Exchange Factor or method of
                                          calculating the Exchange Factor upon
                                          written request by any Holder of this
                                          Note.

Alternate Exchange Calculation in
case of an Event of Default.........     In case an Event of Default with
                                          respect to this Note shall have
                                          occurred and be continuing, the
                                          amount declared due and payable upon
                                          any acceleration of this Note shall be
                                          determined by the Calculation Agent,
                                          and shall be equal to the principal
                                          amount of this Note plus any accrued
                                          interest to but not including the date
                                          of acceleration.

Calculation Agent...................      ABN AMRO Incorporated ("AAI"). All
                                          determinations made by the Calculation
                                          Agent will be at the sole discretion
                                          of the Calculation Agent and will, in
                                          the absence of manifest error, be
                                          conclusive for all purposes and
                                          binding on the Holders and on the
                                          Issuer.

Additional Amounts..................      The Issuer shall, subject to certain
                                          exceptions and limitations set forth
                                          below, pay such additional amounts
                                          (the "Additional Amounts") to each
                                          holder of this Note as may be
                                          necessary in order that the net
                                          payment of the principal of this Note
                                          and any other amounts payable on this
                                          Note, after withholding for or on
                                          account of any present or future tax,
                                          assessment or governmental charge
                                          imposed upon or as a result of such
                                          payment by The Netherlands (or any
                                          political subdivision or taxing
                                          authority thereof or therein) or the
                                          jurisdiction of residence or
                                          incorporation of any successor
                                          corporation or any jurisdiction from
                                          or through which any amount is paid by
                                          us or a successor corporation, will
                                          not be less than the amount provided
                                          for in this Note to be then due and
                                          payable. The Issuer shall not,
                                          however, be required to make any
                                          payment of Additional Amounts to any
                                          such holder for or on account of:

                                          (a) any such tax, assessment or
                                              other governmental charge that
                                              would not have been so imposed but
                                              for (i) the existence of any
                                              present or former connection
                                              between such holder (or between a
                                              fiduciary, settlor, beneficiary,
                                              member or shareholder of such
                                              holder, if such holder is an
                                              estate, a trust, a partnership or
                                              a corporation) and The Netherlands
                                              and its possessions, including,
                                              without limitation, such holder
                                              (or such fiduciary, settlor,
                                              beneficiary, member or
                                              shareholder) being or having been
                                              a citizen or resident thereof or
                                              being or having been engaged in a
                                              trade or business or present
                                              therein or having, or having had,
                                              a permanent establishment therein
                                              or (ii) the presentation, where
                                              presentation is required, by the
                                              holder of this Note for payment on
                                              a date more than 30 days after the
                                              date on which such payment became
                                              due and payable or the date on
                                              which payment thereof is duly
                                              provided for, whichever occurs
                                              later;

                                          (b) any estate, inheritance, gift,
                                              sales, transfer or personal
                                              property tax or any similar tax,
                                              assessment or governmental charge;

                                          (c) any tax, assessment or other
                                              governmental charge that is
                                              payable otherwise than by
                                              withholding from payments on or in
                                              respect of this Note;

                                          (d) any tax, assessment or other
                                              governmental charge required to be
                                              withheld by any paying agent from
                                              any payment of principal of, or
                                              supplemental redemption amount on,
                                              this Note, if such payment can be
                                              made without such withholding by
                                              presentation of this Note to any
                                              other paying agent;

                                          (e) any tax, assessment or other
                                              governmental charge that would not
                                              have been imposed but for a
                                              holder's failure to comply with a
                                              request addressed to the holder
                                              or, if different, the beneficiary
                                              of the payment, to comply with
                                              certification, information or
                                              other reporting requirements
                                              concerning the nationality,
                                              residence or identity of the
                                              holder or beneficial owner of this
                                              Note, if such compliance is
                                              required by statute or by
                                              regulation of The Netherlands (or
                                              other relevant jurisdiction), or
                                              of any political subdivision or
                                              taxing authority thereof or
                                              therein, as a precondition to
                                              relief or exemption from such tax,
                                              assessment or other governmental
                                              charge; or

                                          (f) any combination of items (a),
                                              (b), (c), (d) or (e);

                                          nor shall Additional Amounts be paid
                                          with respect to any payment on this
                                          Note to a holder who is a fiduciary or
                                          partnership or other than the sole
                                          beneficial owner of such payment to
                                          the extent such payment would be
                                          required by the laws of The
                                          Netherlands (or other relevant
                                          jurisdiction), or any political
                                          subdivision thereof, to be included in
                                          the income, for tax purposes, of a
                                          beneficiary or settlor with respect to
                                          such fiduciary or a member of such
                                          partnership or a beneficial owner who
                                          would not have been entitled to the
                                          Additional Amounts had such
                                          beneficiary, settlor, member or
                                          beneficial owner been the holder of
                                          this Note.



     ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands and with corporate seat in Amsterdam (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of U.S. $12,000,000 (UNITED STATES DOLLARS TWELVE MILLION), on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the

Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.



DATED:                                               ABN AMRO BANK N.V.



                                                     By:
                                                         ----------------------
                                                           Name:
                                                           Title:


                                                     By:
                                                          ---------------------
                                                           Name:
                                                           Title:


TRUSTEE'S CERTIFICATE
      OF AUTHENTICATION

This is one of the Notes referred
     to in the within-mentioned
     Indenture.

JPMORGAN CHASE BANK,
      as Trustee



By:
   -------------------------------
      Authorized Officer

                               REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Global Medium-Term Notes, Series A, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Indenture, dated as of November 27, 2000, between the Issuer and JPMorgan Chase Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture) (as may be amended or supplemented from time to time, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Indenture provides that (a) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Indenture, including the series of Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent," if any, shall be indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York. All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM   -   as tenants in common
        TEN ENT   -   as tenants by the entireties
        JT TEN    -   as joint tenants with right of survivorship and not as
                         tenants in common


         UNIF GIFT MIN ACT - _____________________ Custodian  __________________
                                       (Minor)                     (Cust)

         Under Uniform Gifts to Minors Act __________________________
                                                    (State)




         Additional abbreviations may also be used though not in the above list.


                                   ----------

 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto







_________________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE]



________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.



Dated: __________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


                            OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
         (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid: _________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):______________.




Dated: _________________                ________________________________________
                                        NOTICE: The signature on this Option to
                                        Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.